                                                                   Exhibit 10.2


                               AMENDMENT NO. 2 TO
                              RESTATED AND AMENDED
                  DEATH BENEFIT AGREEMENT DATED AUGUST 24, 1984
                   BY AND BETWEEN AAR CORP. AND IRA A. EICHNER


         THIS AMENDMENT NO. 2 made this 25th day of May, 1990 by and between AAR CORP., a Delaware corporation (the "Company") and Ira A. Eichner ("Eichner").

         WHEREAS, the Company and Eichner entered into the Restated and Amended Death Benefit Agreement dated August 24, 1984 (the "Death Benefit Agreement"); and

         WHEREAS, the Company and Eichner heretofore amended the Death Benefit Agreement and now desire to further amend the Death Benefit Agreement as herein set forth to reflect a certain mutually agreed upon change to the terms and conditions thereof;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and Eichner do hereby covenant and agree that the third sentence of subparagraph (d) of paragraph 2 of the Death Benefit Agreement shall read as follows:

        "During, or as soon as practicable after the end of, each calendar year ending after the date of death of Eichner, the Company shall pay to his designated beneficiary a bonus in cash equal to the aggregate of (1) the federal, state and local income taxes, if any, incurred by his designated beneficiary as a result of income generated by the Trust and (2) the federal, state and local income taxes incurred by his designated beneficiary as a result of such bonus."

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed, and Eichner has hereunto set his hand, on the date first set forth above.



                                           AAR CORP.


                                           By: /s/ David P. Storch
                                              ---------------------------------
                                              David P. Storch


                                            /s/ Ira A. Eichner
                                           ------------------------------------
                                           IRA A. EICHNER

                               AMENDMENT NO. 3 TO
                              RESTATED AND AMENDED
                  DEATH BENEFIT AGREEMENT DATED AUGUST 24, 1984
                   BY AND BETWEEN AAR CORP. AND IRA A. EICHNER


         This AMENDMENT NO. 3 made this 9th day of October, 1996 by and between AAR CORP., a Delaware corporation (the "Company") and Ira A. Eichner ("Eichner").

         WHEREAS, the Company and Eichner entered into the Restated and Amended Death Benefit Agreement dated August 24, 1984 (the "Death Benefit Agreement"); and

         WHEREAS, the Company and Eichner further amended the Death Benefit Agreement by amendments dated August 12, 1988 and May 25, 1990; and

         WHEREAS, the Company and Eichner desire to further amend the Death Benefit Agreement as hereinafter set forth to reflect certain mutually agreed upon changes to the terms and conditions thereof;

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and Eichner do hereby covenant and agree as follows:

         1. Clause (i) of subparagraph (e) of paragraph 2 of the Death Benefit Agreement is amended to read as follows:

                 "(i) `Income Tax Offset' with respect to any annual death benefit payment made to Eichner's designated beneficiary from the Trust shall mean an assumed aggregate federal, state and local income tax rate for such year of 31.87%."

         2. The following is added to paragraph 13 of the Death Benefit
Agreement:

In addition to the Trust referred to in the preceding provisions of this paragraph, the Company shall also enter into a trust agreement with a bank or trust company (with a combined capital and surplus in excess of $100 million dollars) located in the continental United States as trustee, whereby the Company shall agree to establish and contribute to a trust ("Trust No. 2") for the purpose of accumulating additional assets to assist it in fulfilling its obligations to Eichner and his designated beneficiary hereunder. The Company shall make an aggregate contribution to Trust No. 2 in calendar year 1996 in the amount of $1,652,000 which may be used by the trustee of Trust No. 2, to the extent necessary, to provide the death benefit payable to Eichner's designated beneficiary hereunder and other benefits payable under Eichner's Restated and Amended Employment Agreement dated August 1, 1985. From time to time, the Company shall make additional contributions to Trust No. 2 as shall be necessary to provide the death benefit payable to Eichner's designated beneficiary hereunder. At the time set forth in Trust No. 2, the trustee thereof shall transfer all of the assets of Trust No. 2 to the trustee of the Trust referred to in the preceding provisions of this paragraph and thereafter Trust No. 2 shall terminate. Each contribution to Trust No.2 to be made by the Company pursuant to this paragraph 13 shall be in an amount or amounts determined by the independent actuary, or firm of independent actuaries, regularly employed to provide actuarial services to the Company.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed in its name by its duly authorized officer, and Eichner has hereunto set his hand, on this 31st day of October, 1996.

                                    AAR CORP.


                                    By: /s/ Howard A. Pulsifer
                                       ----------------------------------------
                                       Howard A. Pulsifer, Vice President

                                     /s/ Ira A. Eichner
                                    -------------------------------------------
                                    Ira A. Eichner

[AAR CORP. LOGO LETTERHEAD]

May 27, 1999


Mr. Ira A. Eichner
301 Polmer Park
Palm Beach, FL   33480

RE:      Agreement to Terminate Restated and Amended
         Death Benefit Agreement dated October 24, 1984
         (AAR Contract No. 00319) by and between AAR CORP.
         and Ira A. Eichner ("Agreement")

Dear Mr. Eichner:

Please refer to the above referenced Agreement between you and AAR CORP. Section 5 thereof provides for termination of the Agreement upon mutual agreement between the parties.

This letter will evidence the parties' mutual desire, understanding an agreement that the subject contract be terminated effective as of May 31, 1999, it being agreed that provisions regarding notice in such contract, if any, are hereby waived by the parties hereto.

Please confirm your acknowledgement and agreement to the foregoing termination by signing a copy hereof in the space provided below and returning it to the undersigned. The other original is for your file.

Sincerely,

AAR CORP.


 /s/ Howard A. Pulsifer
--------------------------------------
Howard A. Pulsifer
Vice President, General
Counsel & Secretary

HAP:jk

Read, acknowledged and agreed
to this 30 day of May, 1999:


 /s/ Ira A. Eichner
------------------------------------
Ira A. Eichner